Exhibit 10.2

THIS NOTE (AS DEFINED BELOW) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE THEREWITH.

TRUE DRINKS HOLDINGS, INC.
TRUE DRINKS, INC.

SENIOR SECURED PROMISSORY NOTE

Date of Issuance:  October 9, 2015

RECITALS

WHEREAS, reference is hereby made to (a) the Bottling Agreement (as the same may be amended, modified, supplemented or restated from time to time, the “Bottling Agreement”) dated as of October 9, 2015 by and between True Drinks, Inc. (together with its successors and assigns, “Borrower”) and Niagara Bottling, LLC (together with its successors and assigns, “Niagara”) and (b) the Personal Guaranty of Bottling Agreement (as the same may be amended, modified, supplemented or restated from time to time, the “Guarantee”, and together with the Bottling Agreement, the “Transaction Documents”) by and between Vincent C. Smith (the “Guarantor”) and Niagara dated as of October 9, 2015.

WHEREAS, pursuant to the Transaction Documents, the Guarantor has agreed to guarantee the prompt payment by the Borrower of all sums payable by the Borrower owed by the Guarantor pursuant to Section 10.5 of the Bottling Agreement (any such payment by the Guarantor referred to herein as an “Advance” and the maximum amount of financial obligations guaranteed by the Guarantor under the Transaction Documents being referred to herein as the “Maximum Amount”).

WHEREAS, Red Beard Holdings, LLC (together with its successors and permitted assigns, the “Lender”) is an affiliate of the Guarantor and is under the control of the Guarantor or one or more of the Guarantor’s affiliated entities and is the funding vehicle through which the Guarantor, in its sole discretion, may choose to fulfill its financial obligations under the Transaction Documents.

WHEREAS, Parent and Borrower desire that any payments made by the Guarantor to satisfy the financial obligations of the Borrower under the Transaction Documents be (a) paid directly to Niagara or the designees of Niagara and (b) Advances hereunder in the form of senior secured indebtedness and subject to the terms hereof.

WHEREAS, True Drinks Holdings, Inc. (together with its successors and permitted assigns, “Parent”) is the direct holding company of Borrower and will receive a direct benefit from the success of Borrower, and the entering into by the Guarantor of the Transaction Documents and the sums to be made available by the Guarantor and/or the Lender are important to the success of the Borrower, and both Parent and Borrower understand and agree that the Guarantor would not execute the Transaction Documents, and the Lender would not agree to provide Advances hereunder, without each of Parent and Borrower being signatories hereto.

AGREEMENTS

FOR VALUE RECEIVED, Parent and Borrower (collectively, the “Loan Parties”), hereby promise to pay to the order of the Lender, at an address to be specified to the Borrower by the Lender, the principal sum equal to the Maximum Amount or such lesser amount as shall equal the outstanding principal balance of any Advances made hereunder on the dates specified herein, with interest as specified herein.

This Note is subject to the following additional provisions, terms and conditions:

ARTICLE 1.  DEFINITIONS.

Section 1.1.  Certain Definitions.

All initially capitalized terms used herein (including in the recitals hereof) without definition shall have the meanings ascribed thereto in the Transaction Documents.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (as defined below) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Transaction Documents; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Law” means Title 11, United State Code or any similar federal or state law for the relief of debtors.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York, New York.

“Code” means the California Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” has the meaning set forth in Section 2.5.

“Distribution Event” means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to any Loan Party or its property, or any proceeding for voluntary or involuntary liquidation, dissolution or other winding up of any Loan Party, whether or not involving insolvency or bankruptcy.

“Maturity Date” means the date that is 10 years from the date of this Note, unless accelerated prior to such date by Lender during the continuance of an Event of Default hereunder.

“Maximum Rate” means the maximum non-usurious interest rate permitted under applicable law.

“Note” means this Senior Secured Promissory Note made by the Loan Parties payable to the Lender, together with all amendments and supplements hereto, all substitutions and replacements hereof, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Transfer” has the meaning set forth in Section 4.2(b).

ARTICLE 2.  BASIC TERMS.

Section 2.1.  Principal.

(a)         Advances.  The parties hereto agree that any amounts paid by the Guarantor or the Lender pursuant to the Transaction Documents to Niagara shall be automatically considered Advances hereunder that have been drawn by the Loan Parties from the Lender and paid by the Guarantor or the Lender directly to Niagara, without the need for any further action by any Person for such amounts to be considered Advances hereunder.

(b)           Repayment.  Any Advance made by the Lender hereunder shall be promptly repaid by the Loan Parties and in no event later than one Business Day after the making of any such Advance.  Without in any way limiting the foregoing, to the extent not previously paid, the entire unpaid principal balance of this Note, together with any accrued and unpaid interest (computed in accordance with Section 2.2 below) shall be due and payable on the Maturity Date by the Loan Parties.

(c)         Prepayment.  The Loan Parties may make voluntary prepayments in whole or in part of the unpaid principal hereunder from time to time without penalty or premium.

Section 2.2.  Interest.

(a)           The Loan Parties agree to pay interest in respect of the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Applicable Federal Rate as published by the Internal Revenue Service for the particular month or months in which any Advances hereunder have been made from time to time or the Maximum Rate.  Upon the occurrence and during the continuance of an Event of Default, which has not been cured, the Loan Parties agree to pay during the period of the continuance of such Event of Default interest on the unpaid principal amount of this Note at a rate per annum equal to the lesser of the amount set forth in the first sentence of this Section 2.2 plus 2.0% and the Maximum Rate.

(b)           All interest on the unpaid principal balance of this Note must be paid in cash and shall be due and payable on the Maturity Date or, if earlier, the date this Note is prepaid in full.

(c)           Interest shall be calculated on the basis of a 365-day year.

Section 2.3.  Payments in General.  All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.  If any payment (whether of principal, interest or otherwise) on this Note is due on a day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day.  All payments under this Note shall be made by wire transfer or check in accordance with Lender’s instructions.

Section 2.4.  Surrender of Note on Transfer.  This Note shall, as a condition to transfer, be surrendered to the Borrower in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, and with the same terms and conditions as this Note.  In case the entire principal amount of this Note is prepaid, this Note shall be surrendered to the Borrower for cancellation and shall not be reissued.

Section 2.5.  Security.  To secure the indebtedness evidenced by this Note, including but not limited to all Advances made by Lender hereunder, all interest hereon, and all other fees and expenses related to this Note and any Advances that are or may be made hereunder, including all costs and expenses incurred by the Lender in the collection of the foregoing, each Loan Party hereby grants to the Lender a continuing security interest in its right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively referred to herein as, the “Collateral”):

(a)	all of such Loan Party’s Accounts;
(b)	all of such Loan Party’s Books;
(c)	all of such Loan Party’s Chattel Paper;
(d)	all of such Loan Party’s Commercial Tort Claims;
(e)	all of such Loan Party’s Deposit Accounts;
(f)	all of such Loan Party’s Equipment;
(g)	all of such Loan Party’s Farm Products;
(h)	all of such Loan Party’s Fixtures;
(i)	all of such Loan Party’s General Intangibles;
(j)	all of such Loan Party’s Inventory;
(k)	all of such Loan Party’s Investment Property;
(l)	all of such Loan Party’s intellectual property and intellectual property licenses;
(m)	all of such Loan Party’s negotiable collateral (including letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents);

(o)	all of such Loan Party’s Securities Accounts;
(p)	all of such Loan Party’s Supporting Obligations;
(q)	all of such Loan Party’s money, Cash Equivalents, or other assets of such Loan Party thatnow or hereafter come into the possession, custody, or control of the Lender (or its agent or designee); and
(r)
all of the proceeds (as such term is defined in the Code) and products, whethertangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any of the following (such assets being referred to herein as the “Excluded Assets”): (i) voting equity interests of any foreign subsidiary, solely to the extent that pledging or hypothecating more than 65% of the total outstanding voting equity interests of such foreign subsidiary could reasonably be expected to result in material adverse tax consequences; or (ii) for so long as such contract, lease or license has been entered into without violating the terms of this Agreement, any rights or interest in any contract, lease or license if under the terms of such contract, lease or license, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or is prohibited, would result in a breach, constitute a default or create a right of termination in favor of any party, under the terms of such contract, lease or license and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease or license has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease or license and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Lender’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with any described contract, lease or license or equity interests or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease or license, or Equity Interests); or (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the USPTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

Section 2.6.  Covenants.

(a)           Each Loan Party agrees to pay all obligations when due and perform fully all of its duties under and in connection with this Note.

(b)           Each Loan Party agrees, at its own expense, to promptly take all actions reasonably requested by the Lender from time to time to perfect for Lender a first priority security interest in the Collateral, to create, perfect or protect the security interest purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  Each Loan Party authorizes the filing by the Lender of financing or continuation statements, or amendments thereto, and such Loan Party will execute and deliver to the Lender such other instruments or notices, as the Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.  Furthermore, each Loan Party authorizes the Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, or describing the Collateral as being of equal or lesser scope or with greater detail.  Each Loan Party acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Lender.

(c)           Each Loan Party will provide prompt written notice of the creation or acquisition of any subsidiaries to the Lender and the Lender may decide, in its sole discretion, whether such subsidiary shall execute a joinder to this Note (to be in form and substance reasonably satisfactory to the Lender) in order to obligate such subsidiary hereunder as a Loan Party.

(d)           Each Loan Party will refrain from encumbering, or, other than in the ordinary course of business consistent with past practice, selling any of the Collateral, or permitting the Collateral or any interest in the Collateral to be encumbered, or seized, or, other than in the ordinary course of business consistent with past practice, transferred or otherwise disposed of; provided however that the foregoing shall not preclude the Loan Parties, collectively, from incurring up to $1,000,000 aggregate principal amount of secured promissory notes in the form substantially provided in the Form 8-K filed as of September 11, 2015 by Parent or from incurring capital leases or purchase money indebtedness secured solely by the asset being financed or acquired thereby.

(e)           Each Loan Party will promptly advise the Lender of (i) any breach of the Bottling Agreement by a Loan Party, including without limitation any event that may give rise to the ability of Niagara to terminate the Bottling Agreement and (ii) any event that would constitute a breach of this Note.

ARTICLE 3.  DEFAULT AND REMEDIES.

Section 3.1.  Events of Default.  An “Event of Default” occurs if:

(a)           any Loan Party defaults in the payment of principal or interest on the Note when the same becomes due and payable;

(b)           any Loan Party defaults in the punctual performance of any other obligation, covenant, term or provision contained in this Note; or

(c)           any Loan Party (i) commences a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event; or

(d)           any Loan Party is sold to a third party; or

(e)           there is a death of one of the principals (CEO, CFO or CMO) during the term of the Note.

Section 3.2.  Remedies.

(a)           If an Event of Default (other than an Event of Default under Section 3.1(c)) shall occur, the Lender may declare by notice in writing given to the Borrower, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(b)           If an Event of Default under Section 3.1(c) shall occur, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(c)           If any Event of Default shall have occurred, the Lender may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, and take any of the following actions (but it is expressly agreed and acknowledged that the Lender is under no duty to take any such actions):

(i)           require one or more Loan Parties to give possession or control of the Collateral to the Lender;

(ii)           take control of Proceeds referred to in Section 2.5, and use any such cash Proceeds to reduce any part of the indebtedness evidenced by this Note, all interest hereon or related fees and expenses;

(iii)           sell, or instruct any agent or broker to sell, all or any part of the Collateral in a public or private sale and apply all proceeds to the payment or other satisfaction of the indebtedness evidenced by this Note, all interest hereon or related fees and expenses in such order and manner as the Lender shall, in its discretion, choose;

(iv)           take any action any Loan Party is required to take or any other necessary or desirable action to obtain, preserve, and enforce this Note, and to maintain and preserve the Collateral, without notice to any Loan Party;

(v)           transfer any of the Collateral, or evidence thereof, into the Lender’s own name or that of its nominee and receive the Proceeds therefrom and hold the same as security for the indebtedness evidenced by this Note, interest hereon and related fees and expenses, or apply the same thereon;

(vi)           take control of funds generated by the Collateral, and use such funds to reduce any part of the indebtedness evidenced by this Note, interest hereon or related fees and expenses; and

(vii)           exercise all other rights that a secured creditor may exercise with respect to any of the Collateral.

ARTICLE 4.  MISCELLANEOUS.

Section 4.1.  Amendment.  This Note may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Lender and the Loan Parties.

Section 4.2.  Successors and Assigns.

(a)           The rights and obligations of the Loan Parties and the Lender under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Loan Parties and the Lender, and their respective permitted successors and assigns.

(b)           No Loan Party may sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in or delegate (collectively “Transfer”) any of its rights or obligations under this Note unless the Lender has granted its prior written consent and any such purported Transfer by any Loan Parties without obtaining such prior written consent shall be null and void ab initio.

Section 4.3.  Defenses.  Except as expressly set forth herein, the obligations of the Loan Parties under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 4.4.  Replacement of Note.  Upon receipt by the Borrower of evidence, satisfactory to it, of the loss, theft, destruction, or mutilation of this Note and (in the cases of loss, theft or destruction) of any indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Borrower will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 4.4 shall be dated as of the date of this Note.

Section 4.5.  Attorneys’ and Collection Fees.  The Loan Parties agree that they shall be responsible for all costs, fees and expenses incurred by the Lender or the Guarantor in connection with the Transaction Documents and this Note, including without limitation the legal fees and expenses of counsel to the Lender and the Guarantor (and for the avoidance of doubt, the foregoing provision shall also be applicable in the event any principal on this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), and shall include all collection and enforcement costs and expenses incurred by Lender).  Such costs, fees and expenses shall be due and payable by the Borrower upon written demand by the Lender or the Guarantor and shall be paid within 10 Business Days of any request therefor.

Section 4.6.  Governing Law.  This Note and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of California.

Section 4.7.  Waivers.  Except as may be otherwise provided herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Lender.

Section 4.8.  No Waiver by Lender.  No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Loan Parties and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.9.  No Impairment.  No Loan Party will, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by it, but will at times in good faith assist in the carrying out of all the provisions of this Note.

Section 4.10.  Limitation on Interest.  Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of any Loan Party to the Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower.  In determining whether or not the interest paid or payable with respect to any indebtedness of any Loan Party to the Lender, under any specific contingency, exceeds the highest lawful rate, the Loan Parties and the Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.  The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between any Loan Party and the Lender.

Section 4.11.  Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 4.12.  Construction. This Note has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Note.  Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Note will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes.  All references in this Note to any particular law will be deemed to refer also to any rules and regulations promulgated under that law.  The words “include, “includes” and “including will be deemed to be followed by “without limitation.”  The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise.  When a reference in this Note is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Note unless otherwise indicated.  The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

Section 4.13.  Right of Setoff.  Notwithstanding the terms of this Note or any other agreement or document, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party, to set off and appropriate and apply any and all obligations and indebtedness (in whatever currency) at any time owing by the Lender or such affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Note to the Lender or its affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender or its affiliates shall have made any demand under this Note and although such obligations of a Loan Party are owed to a subsidiary, office or affiliate of the Lender different from the subsidiary, office or affiliate obligated on such obligations or indebtedness.  The rights of the Lender and its affiliates under this Section 4.13 are in addition to other rights and remedies (including other rights of set-off) that the Lender or such affiliates may have.  The Lender agrees to notify the applicable Loan Party promptly after any such set off and appropriation and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

Section 4.14.  Indemnification.  Each Loan Party shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Lender and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or arising from this Note or the Transaction Documents; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such claims, damages, losses, liabilities and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have directly resulted from the gross negligence or willful misconduct of such Indemnified Party.

[Signature Page Follows]

EXECUTED as of the date first written above.

TRUE DRINKS HOLDINGS, INC.

By:  /s/ Lance Leonard
Name:  Lance Leonard
Title: Chief Executive Officer

TRUE DRINKS, INC.

By:  /s/ Lance Leonard
Name:  Lance Leonard
Title:  Chief Executive Officer

The Lender hereby accepts this Note this ____ day of October 2015.

RED BEARD HOLDINGS, LLC

By:   /s/ Vincent C. Smith
Name:  Vincent C. Smith
Title:     Manager